                                                            Exhibit 26(h)(5)(x)

                  AMENDMENT NO. 9 TO PARTICIPATION AGREEMENT
                                     Among
                      OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                            OPPENHEIMERFUNDS, INC.
                                      and
                       MINNESOTA LIFE INSURANCE COMPANY

THIS AMENDMENT NO. 9 to the PARTICIPATION AGREEMENT (the "Agreement"), dated May 1, 2002 by and among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc., and Minnesota Life Insurance Company is effective February 19, 2014.

The Agreement is amended as follows:

   1. Schedule 2 is hereby deleted and replaced in its entirety by this
Schedule 2.

                                  SCHEDULE 2

   The Fund agrees to make available all the Portfolios of Oppenheimer Variable Account Funds, Portfolios include both service class and non service class shares. The Portfolios will be available for any Contract or separate Account sponsored by Minnesota Life Insurance Company.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment #9 to be executed in its name and on behalf by its duly authorized representative as of the date specified above.

                                          MINNESOTA LIFE INSURANCE COMPANY

                                          By:     /s/ Daniel Kruse
                                                  -----------------------------

                                          Name:   Daniel Kruse
                                                  -----------------------------

                                          Title:  Second Vice President and
                                                  Actuary
                                                  -----------------------------

                                          Date:   2/19/2014
                                                  -----------------------------

                                          OPPENHEIMER VARIABLE ACCOUNT FUNDS

                                          By:     /s/ Brian W. Wixted
                                                  -----------------------------

                                          Name:   Brian W. Wixted
                                                  -----------------------------

                                          Title:  Treasurer
                                                  -----------------------------

                                          Date:   3/1/2014
                                                  -----------------------------

                                          OPPENHEIMERFUNDS, INC.

                                          By:     /s/ Cheryl Pipia
                                                  -----------------------------

                                          Name:   Cheryl Pipia
                                                  -----------------------------

                                          Title:  SVP, Client Service &
                                                  Administration
                                                  -----------------------------

                                          Date:   3/4/2014
                                                  -----------------------------